Capstone Companies, Inc. Announces Fourth Quarter and Full Year 2014 Financial Results and Conference Call

DEERFIELD BEACH, FL, March 12, 2015 – Capstone Companies, Inc. (OTCQB: CAPC), a leader in LED power failure lighting solutions and innovator of LED lighting designs, announced today that it will release its fourth quarter and full year 2014 financial results before the markets open on Friday, March 27, 2015.

The Company will host a conference call and webcast, in which President and Chief Executive Officer Stewart Wallach and Chief Financial Officer and Chief Operating Officer Gerry McClinton will review the Company’s financial results, as well as the Company’s strategy and outlook, followed by a question-and-answer session.

Q4 and Full Year 2014 Financial Results & Conference Call

Friday, March 27, 2015

10:30 a.m. Eastern Time

Phone: (201) 689-8562

Internet webcast link available at: www.capstonecompaniesinc.com

A telephonic replay will be available from 1:30 p.m. ET the day of the call until Friday,

April 3, 2015.  To listen to the archived call, dial (858) 384-5517 and enter conference ID number 13600776.  Alternatively, the archive of the webcast will be available on the Company’s website at www.capstonecompaniesinc.com, along with a transcript once available.

About Capstone Companies, Inc.

Capstone Companies, Inc. is a public holding company that engages, through its wholly-owned subsidiaries, Capstone Industries, Inc., Capstone Lighting Technologies, LLC, and Capstone International HK, Ltd., in the development, manufacturing, logistics, and distribution of consumer and institutional products to accounts throughout North America and in international markets.  See www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com for information on our current product offerings.

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